UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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ATLANTIC AMERICAN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 1, 2012

Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia at 9:00 A.M., Eastern Time, on May 1, 2012, for the following purposes:

(1)	To elect eight (8) directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

(2)	To approve the Company’s 2012 Equity Incentive Plan;

(3)	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year; and

(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 9, 2012, will be entitled to notice of, and to vote at, the meeting, or any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE VIA INTERNET TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED WHEN MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

By Order of the Board of Directors

John G. Sample, Jr.
Senior Vice President, Chief Financial
Officer and Secretary

March 30, 2012
Atlanta, Georgia

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 1, 2012

GENERAL

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the “Company”) for use at the 2012 Annual Meeting of Shareholders (the “Meeting”) to be held at the time and place, and for the purposes, specified in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, or you vote your proxy through the Internet as provided for on the enclosed proxy card, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the election of all of the nominees for director listed under the caption “Election of Directors,” for the approval of the Company’s 2012 Equity Incentive Plan and for the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2012. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to any such other business properly brought before the Meeting, a vote would be cast pursuant to any proxy granted in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being given or sent to shareholders of the Company, and made available on the Internet, on or about March 30, 2012.

Only holders of record of issued and outstanding shares of $1.00 par value per share common stock of the Company (“Common Stock”) as of March 9, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 21,274,241 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote for up to eight (8) nominees for director, and one vote on each other matter to be acted upon at the Meeting.

VOTING

If you are a shareholder whose shares are held in “street name,” (i.e., in the name of a broker, bank or other nominee), you must either direct the “record holder” (i.e., the broker, bank or other nominee) of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

We encourage shareholders who hold shares in street name to provide instructions to the record holder on how to vote your shares. Providing voting instructions ensures that your shares will be voted at the Meeting. If shares are held through a broker, bank or other nominee, that record holder, under certain circumstances, may exercise its discretionary authority to vote the shares without instructions. On certain “routine” matters, record holders have authority to, although are not required to, vote their customers’ shares if the customers do not provide voting instructions. When a broker, bank or other nominee votes its customer’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. When a broker, bank or other nominee does not exercise its discretionary authority to vote its customers’ shares on a routine matter if the customers do not provide voting instructions, these shares are still counted for purposes of establishing a quorum, and will have the effect of a vote “against” the matter. The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2012 fiscal year is considered a routine matter.

On “non-routine” matters, if the broker, bank or other nominee has not received voting instructions from the beneficial shareholder, the broker, bank or other nominee cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at the Meeting but not for determining the number of shares voted for or against any non-routine matter. Each of the proposals relating to the election of the directors and the proposal to approve the Company’s 2012 Equity Incentive Plan is considered a non-routine matter.

REVOKING A PROXY

Any shareholder who executes and delivers a proxy, or votes a proxy through the Internet, may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (iii) voting, or re-voting, as the case may be, a proxy over the Internet at a later date; or (iv) attending the Meeting and voting in person.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to have the quorum necessary to transact business. As described above, abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “non-vote” on any proposal occurs when a broker, bank or other nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker, bank or other nominee has not received instruction from the beneficial owner and does not have, or declines to exercise, discretionary authority to vote with respect to such other proposal.

Pursuant to our amended and restated bylaws (the “Bylaws”), the affirmative vote of a majority of the shares of Common Stock represented at the Meeting, and entitled to vote on a matter is required to approve matters to be voted on other than the election of directors.  Pursuant to the Georgia Business Corporation Code, directors are elected by a plurality of votes cast (the director nominees receiving the highest number of votes cast will be elected as directors).

EXPENSES OF SOLICITATION

The costs of soliciting proxies for the Meeting will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, personal interview or otherwise, but will not receive any additional compensation for so doing. No contract or arrangement exists for engaging specially-paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries holding shares for a beneficial owner to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2012.

The proxy statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, are also available at www.atlam.com. If you need directions to the 2012 Annual Meeting of Shareholders, please call 404-266-5500.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 is being provided with this proxy statement.

1. ELECTION OF DIRECTORS

One of the purposes of the Meeting is to elect eight Directors to serve until the Company’s next annual meeting of shareholders and until their respective successors have been elected and qualified, or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies may be voted for the election of such other persons as may be designated by the present Board of Directors, or the Board of Directors may reduce the number of Director nominees.

All but one of the nominees for election to the Board of Directors are currently Directors of the Company. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected as a nominee or is to be elected as a Director.

The following sets forth certain information with respect to the eight nominees for Director to be elected at the Meeting:

Name	Age	Position with the Company
Hilton H. Howell, Jr.	50	Chairman of the Board, President and Chief Executive Officer
Edward E. Elson	78	Director
Robin R. Howell	47	Director Nominee
Samuel E. Hudgins	83	Director
Harriet J. Robinson	81	Director
Scott G. Thompson	67	Director
William H. Whaley, M.D.	72	Director
Dom H. Wyant	85	Director

The biographies of each of the nominees for Director contain information regarding, as applicable, the person’s service as a director to the Company, business, educational, and other professional experience, director positions with any other “publicly traded” company held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should be nominated to serve as a Director of the Company. The Company believes that the backgrounds and qualifications of its Directors, considered as a group, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to fulfill its responsibilities.

Mr. Howell has been President and Chief Executive Officer of the Company since May 1995 and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. During his tenure with the Company, Mr. Howell has also served in various capacities for the Company’s subsidiaries. He is actively engaged in key decision making of each of the Company’s significant operating subsidiaries and has longstanding relationships with not only the Company’s employees but a significant number of the Company’s subsidiaries significant independent agents. He has been a Director of the Company since October 1992 and, effective February 24, 2009, assumed the title of Chairman of the Board of Directors. Due to the relative size of the Company and the scope of its operations, the Board of Directors has concluded that Mr. Howell, due to his high level involvement can serve effectively in the dual role of Chairman of the Board and President and Chief Executive Officer. He is also a director, and serves as chief executive officer, of Gray Television, Inc. and was previously a director of Triple Crown Media, Inc. until December 2009. In addition to being very familiar with our company, Mr. Howell is also a licensed attorney, which experience in that discipline adds a legal perspective to the decisions facing not only our Company but the Board of Directors. Mr. Howell has also been actively involved in various segments of the insurance industry throughout his career, resulting in significant depth and breadth of industry knowledge which is beneficial to the Board of Directors. Mr. Howell is the son-in-law of Mrs. Robinson and Mrs. Howell’s husband.

Mr. Elson is the former Ambassador of the United States of America to the Kingdom of Denmark, serving from 1993 through 1998. He has been a Director of the Company since October 1998, and previously served as a Director from 1986 to 1993. Prior to serving as Ambassador, Mr. Elson was a business entrepreneur with activities focused primarily in the retail sales business. Mr. Elson’s perspective as a business entrepreneur provides the Board of Directors with unique perspective with respect to the opportunities, challenges and risk which may exist in a small business environment, similar to that in which the Company operates.

Mrs. Howell has served as Vice President and a Director of both Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1992.  She is a former Chairman of the Board of Farmer’s and Merchant’s Bank and a member of the Board of Directors of Premier Bancshares.  She received a BA in Economics from the University of Virginia and a Masters of Business Administration from the University of Texas at Austin, and has had a number of management and oversight roles in various businesses in which her family maintains an interest since that time.  Mrs. Howell is active in the community, serving on the Board of Directors and Executive Committee of the High Museum of Art, the Board of Directors of the Forward Arts Foundation, and as a member of the Junior League of Atlanta.  Mrs. Howell’s insurance industry experience, involvement at the executive and board level in various businesses and her numerous civic, social and academic associations provides valuable insight for the Company and elevates the Company's profile in the community.  Mrs. Howell is the wife of Mr. Howell and the daughter of Mrs. Robinson.

Mr. Hudgins has been an independent consultant since September 1997 and was a Principal in Percival, Hudgins & Company, LLC, an investment bank, from April 1992 to September 1997. He became a Director in 1986, when he also assumed the role of Chief Executive Officer of the Company. Prior to 1986 Mr. Hudgins was a certified public accountant who spent his career with Arthur Andersen LLP, an independent accounting firm, and serving for a period of time as the managing partner of the Atlanta office and the southeastern United States. The combination of Mr. Hudgins’ accounting and financial knowledge and his historical perspective on the Company provides valuable insight and perspective to the Board of Directors. Further, Mr. Hudgins remains actively involved in business and civic organizations in Atlanta providing additional links to the business community.

Mrs. Robinson has been a Director of the Company since 1989. She is also a director of Gray Television, Inc. Mrs. Robinson has been actively involved, to varying degrees, with the various business ventures of her husband, J. Mack Robinson, the majority shareholder of the Company, including serving on the boards of directors of Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1967. She has a broad understanding of the insurance business and provides a diverse perspective to the Board of Directors’ deliberations. Mrs. Robinson is recognized as an influential business woman in the community and remains involved in numerous charitable and philanthropic activities which serve to increase exposure for the Company.  Mrs. Robinson is the mother of Mrs. Howell and mother-in-law of Mr. Howell.

Mr. Thompson has been the President and Chief Executive Officer of American Southern Insurance Company, a subsidiary of the Company, since 2004; prior thereto he had been the President and Chief Financial Officer of that company since 1984. He has been a Director of the Company since February 1996. Mr. Thompson is a certified public accountant and has been employed by American Southern for substantially his entire career. His insights with respect to American Southern’s business model, its historical operations and the perspective on its niche products provide valuable insight to the Board of Directors.

Dr. Whaley, an oncologist, has been a physician in a private oncology group practice for more than the past five years. He has been a Director of the Company since July 1992. Dr. Whaley is a practicing physician and serves as a medical advisor for Bankers Fidelity Life Insurance Company, a subsidiary of the Company. His perspective on medical care, advances in medicine and the relationships between patients and their insurance companies provide thoughtful input with respect to deliberations as it relates to the Company’s accident and health business. Dr. Whaley is a partner, a board member and chairman of the compensation committee of Georgia Cancer Specialists, the largest private oncology group practice in the southeastern United States.

Mr. Wyant is a retired partner of the law firm of Jones Day, which serves as counsel to the Company. He was a Partner with that firm from 1989 through 1994, and Of Counsel from 1995 through 1997. He remains actively involved in various civic organizations. Mr. Wyant’s background, as counsel representing the Company and more broadly as an attorney, provides valuable perspective to the Board of Directors in evaluating business opportunities’ and related risk to the Company. He has been a Director of the Company since 1985.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

Board Leadership Structure and Risk Oversight

The Company is a “controlled company” and has historically experienced limited turnover in its senior management and board of directors. The Company has generally operated using a board leadership structure under which our President and Chief Executive Officer (“CEO”) also serves as the Chairman of the Board of Directors. We believe that the Company, like many U.S. companies, is well-served by this leadership structure. Having one person serve as both CEO and Chairman of the Board demonstrates for our employees, agents, suppliers, customers and other shareholders that our Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. We believe having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear direction and leadership for our Company. We believe that having one person serve as CEO and Chairman of the Board is best for our Company and our shareholders at this time.

The Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.

The Company believes that its leadership structure appropriately allows all directors to effectively participate in the provision of risk oversight. While the Board maintains oversight responsibility for the management of the Company’s risks, it has delegated oversight responsibility for certain areas of potential exposure to its committees. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements. On at least a quarterly basis, the Company’s Director of Internal Audit provides a comprehensive report to the Audit Committee regarding the Company’s key risks, including operational, financial and other risks. While the Audit Committee has been delegated primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing this function for the Company. The full Board also engages in periodic discussion with the CEO, Chief Financial Officer (“CFO”), executive management of each of the Company’s operating subsidiaries and other corporate officers as the Board may deem appropriate or desirable. In addition to the roles performed by the Audit Committee, the Stock Option and Compensation Committee considers, evaluates and oversees the risks that may arise through our compensation programs and engages directly with all Board members, as and if necessary.

The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management.

Committees of The Board of Directors

As a result of the level of beneficial ownership of our Common Stock by J. Mack Robinson and his affiliates, the Company meets the definition of a “controlled company” as defined pursuant to Rule 5615(c)(1) of the listing standards of the NASDAQ Stock Market (the “NASDAQ Rules”). Accordingly, the Company is exempt from certain requirements of the NASDAQ Rules, including the requirement that a majority of its Board of Directors be independent, as defined in such rules, the requirement that director nominees be selected, or recommended for the board’s selection, by either a majority of the independent directors or a nominating committee comprised solely of independent directors, and certain requirements relating to the determination of executive officer compensation. Notwithstanding this, however, the Board of Directors has determined that the following individuals are “independent” pursuant to the NASDAQ Rules for purposes of serving as a member of the Board of Directors: Edward E. Elson, Samuel E. Hudgins and Dom H. Wyant.

The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.

The Executive Committee is composed of Messrs. Howell and Hudgins, and Dr. Whaley. The Executive Committee’s function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee met one time during 2011.

The Stock Option and Compensation Committee is composed of Messrs. Elson and Wyant, who are “independent” pursuant to the NASDAQ Rules, and Dr. Whaley. The Stock Option and Compensation Committee’s function is to establish the number of equity incentive awards to be granted to officers and key employees and the annual salaries and bonus amounts payable to executive officers of the Company. The Stock Option and Compensation Committee met one time during 2011. Due to its status as a “controlled company”, and the related historically low turnover among Board and Committee members, as well as among the Company’s executive officers, the Board has not foreseen a need to adopt a written charter to govern the Stock Option and Compensation Committee’s functions.

The Audit Committee is composed of Messrs. Elson, Hudgins and Wyant. Certain information regarding the functions performed by the Audit Committee and its membership during 2011 is set forth in the following “Report of the Audit Committee.” The Board of Directors has determined that all of the members of the Audit Committee are “independent” for purposes of being an Audit Committee member, and financially literate, as such terms are defined in the NASDAQ Rules and the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that two of the members of the Audit Committee, Messrs. Elson and Hudgins, are “audit committee financial experts” as defined by the Securities and Exchange Commission in Item 407(d) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee has a written charter which sets out its authority and responsibilities, a copy of which is available on the Company’s website, www.atlam.com. The Audit Committee met four times during 2011.

Due to its status as a “controlled company,” and the related historically small turnover of its members, the Board has not foreseen the need to establish a separate nominating committee or adopt a charter to govern the director nomination process. The Board of Directors has generally addressed the need to retain members and fill vacancies after discussion among current members, or the members of the Executive Committee, if necessary in lieu of the full Board, and the Company’s management. The Board of Directors does not have any specific qualifications that are required to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

Additionally, the Board of Directors does not have a formal policy with respect to the consideration of any director candidates recommended by shareholders and has determined that it is appropriate not to have such a formal policy at this time. The Board of Directors, however, will give due consideration to director candidates recommended by shareholders. Any shareholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Board of Directors at the address and in the manner set forth below for communication with the Board.

Executive sessions of the “independent” members of the Board of Directors are held as needed and determined by those Directors at the conclusion of each of the regular board meetings; but no less than annually at the first regular Board meeting in each calendar year.

The Board of Directors met four times in 2011. Each of the Directors named above attended at least 75% of the meetings of the Board and its committees of which he or she was a member during 2011. The Company does not have a formal policy regarding Director attendance at its annual meetings, but attendance by the Directors is encouraged and expected. At the Company’s 2011 annual meeting of shareholders, six of the Company’s directors were in attendance.

Shareholders may communicate with members of the Board of Directors by mail addressed to the full Board of Directors, a specific member of the Board of Directors or a particular committee of the Board of Directors, at Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Report of the Audit Committee

The Audit Committee (the “Committee”) oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes. The Company’s management has the primary responsibility for the financial statements and the reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2011, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion thereon. During 2011, the Committee reviewed with the independent auditors for the 2011 fiscal year their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, promulgated by the Auditing Standards Board of the American Institute of Certified Public Accountants and Rule 2-07 of Regulation S-X. In addition, the Committee has discussed with the Company’s independent auditors for the 2011 fiscal year the auditors’ independence from management and the Company, including the matters in the written disclosures received as required by Independence Standards Board Standard No.1, and considered the compatibility of nonaudit services provided to the Company by BDO USA, LLP, with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s independent auditors for the 2011 fiscal year the overall scope and plans for the 2011 audit. The Committee met with such independent auditors, with and without management present, to discuss, among other things, the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing its functions, the Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements as to their conformity with generally accepted accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Dom H. Wyant, Chairman
Edward E. Elson
Samuel E. Hudgins

March 26, 2012

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information regarding our outstanding equity securities as of March 9, 2012 by: (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each Director; (iii) each director nominee who is not currently a Director; (iv) each executive officer named in the Summary Compensation Table below; and (v) all of the Company’s Directors and executive officers as a group. The address of each such person, and entities controlled by such person is: c/o Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia  30319.

	Common Stock(1)			Series D Preferred Stock(1)
Name of Stockholder	Number of Shares		Percent of Class	Number of Shares		Percent of Class

J. Mack Robinson	15,047,934	(2)	70.73%	70,000	(2)	100%
Harriett J. Robinson	8,704,344	(3)	40.91%	-		-
Hilton H. Howell, Jr.	616,028	(4)	2.86%	-		-
Edward E. Elson	24,954		*	-		-
Robin R. Howell	3,994,456	(5)	18.78%	-		-
Samuel E. Hudgins	-		-	-		-
Scott G. Thompson	110,954	(6)	*	-		-
William H. Whaley, M.D.	41,954	(7)	*	-		-
Dom H. Wyant	20,954		*	-		-
John G. Sample, Jr.	64,603	(8)	*	-		-
All directors and executive officers as a group (10 persons)	15,920,661	(9)	73.68%	70,000		100%

*Represents less than one percent.

(1)
All shares of stock are owned “beneficially” as set forth in the rules of the Securities and Exchange Commission. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of stock referred to in the table. Except upon the occurrence of certain events, shares of Series D Preferred Stock are not entitled to any vote, whereas each share of Common Stock entitles its holder to one vote. The shares of Series D Preferred Stock are not currently convertible, but may become convertible into shares of Common Stock under certain conditions.

(2)
With respect to the Common Stock, includes: 3,756,746 shares owned by Gulf Capital Services, Ltd.; 1,363,809 shares owned by Delta Life Insurance Company; and 300,000 shares owned by Delta Fire & Casualty Insurance Company, all of which are companies controlled by Mr. Robinson. With respect to the Series D Preferred Stock, consists of 70,000 shares of Series D Preferred Stock owned by Delta Life Insurance Company. Also includes all shares held by Mr. Robinson’s wife and their children (see notes 3 and 5 below).

(3)
Includes: 8,042,048 shares held by Mrs. Robinson as trustee for her children and 6,720 shares owned jointly with her grandson. Does not include any shares owned or otherwise controlled by Mr. Robinson (see note 2 above).

(4)
Includes: 100,000 shares subject to presently exercisable stock options; 161,154 shares held pursuant to the Company’s 401(k) Plan; 3,200 shares owned directly or indirectly by his wife; 38,000 shares owned by his wife as custodian for their children; and 6,720 shares owned jointly by Mr. Howell’s son and Harriett J. Robinson, as to which he disclaims any beneficial ownership.

(5)
Includes: 3,953,256 shares held in a trust for her benefit over which Harriett J. Robinson serves as trustee; 2,175 shares held in an individual retirement account; and 38,000 shares owned by Mrs. Howell as custodian for her children.  Does not include any shares held by Mr. Howell.

(6)	Includes 15,000 shares subject to presently exercisable options.
(7)	Includes 6,000 shares owned by Dr. Whaley’s spouse as custodian for his daughter.
(8)	Includes 50,000 shares subject to presently exercisable options and 7,103 shares held pursuant to the Company’s 401(k) Plan.
(9)	See notes 2 through 8 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of any class of the Company’s equity securities registered pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company, and to furnish the Company with copies of such reports. To the Company’s knowledge, all such filings were completed during the year ended December 31, 2011. In making this determination, the Company has relied on written representations of its directors and executive officers and its receipt of copies of the reports that have been filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION
Summary Compensation Table

There is shown below information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2011 and 2010 by the: (i) chairman, president and chief executive officer of the Company and (ii) the chief financial officer of the Company at December 31, 2011 (together, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compen- sation ($)	Total ($)

Hilton H. Howell, Jr.	2011	500,074	450,000 (1)	72,600(2)	1,022,674
Chairman of the Board,	2010	500,074	300,000(1)	67,517	867,591
President and CEO

John G. Sample, Jr.	2011	416,655	300,000(1)	64,790(3)	781,445
Senior Vice President,	2010	416,655	200,000(1)	63,357	680,012
CFO and Secretary

(1)	Discretionary bonuses as declared by the Compensation Committee based on operating results.

(2)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $57,000.

(3)	Includes fees paid in cash for serving as a director of subsidiaries of the Company of $36,000.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding equity awards held by the named executive officers at December 31, 2011.

	Option Awards(1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Hilton H. Howell, Jr.	100,000	-0-	-0-	1.59	05/06/13	-0-	-0-	-0-	-0-
John G. Sample, Jr.	50,000	-0-	-0-	2.00	07/02/12	-0-	-0-	-0-	-0-

(1)
All of the option grants were made under the Company’s 2002 Incentive Plan, except for 50,000 options granted to Mr. Sample that were made under the Company’s 1992 Incentive Plan. All of the option grants have a ten-year term. All options have an exercise price equal to the fair market value on grant date.

Compensation of Directors

Atlantic American’s policy is to pay all members of the Board of Directors an annual retainer fee of $12,000 and to pay fees to Directors at the rate of $2,000 for each Board meeting attended, whether in person or telephonically, and $1,000 for each committee meeting attended, whether in person or telephonically. In addition, Directors are reimbursed for actual expenses incurred in connection with attending meetings of the Board and/or committees of the Board. The annual retainer fee and the meeting fees are paid in cash. Pursuant to the Company’s 2002 Incentive Plan, all Directors who are not employees or officers of the Company or any of its subsidiaries are entitled to receive stock options to purchase shares of Common Stock and other equity awards.  No such awards were granted in 2011.

The following table provides information about the compensation paid for services as a director of the Company for the year ended December 31, 2011.

Director Summary Compensation Table
Name	Fees Earned or Paid in Cash ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
J. Mack Robinson (1)	21,000	(2)	(2)	21,000	(3)
Hilton H. Howell, Jr.	21,000	(2)	(2)	21,000	(3)
Edward E. Elson	23,000	N/A	-0-	23,000
Samuel E. Hudgins	25,000	N/A	-0-	25,000
Harriett J. Robinson	20,000	N/A	-0-	20,000	(3)
Scott G. Thompson	20,000	(2)	(2)	20,000
William H. Whaley, M.D.	21,000	N/A	17,500 (4)	38,500
Dom H. Wyant	24,000	N/A	-0-	24,000

(1)	Mr. Robinson, the Company’s current Chairman Emeritus, is not standing for reelection at the Meeting.
(2)
None other than compensation received as an employee of the Company and reported in the “Summary Compensation Table” above, or, in the case of Mr. Thompson, compensation received as an employee of a subsidiary of the Company.

(3)	Does not include amounts deemed received pursuant to certain related transactions and described below in “Certain Relationships and Related Transactions.”
(4)
The Company has entered into a consulting agreement with Dr. Whaley, pursuant to which Dr. Whaley provides certain medical consulting and advisory services to one of the Company’s subsidiaries. Pursuant to the agreement, Dr. Whaley received $17,500 during 2011 for such services.

2. APPROVAL OF THE ATLANTIC AMERICAN CORPORATION 2012 EQUITY INCENTIVE PLAN

General

Atlantic American’s board of directors approved the Atlantic American’s 2012 Equity Incentive Plan (the “2012 Equity Plan”) on February 21, 2012, subject to the approval of Atlantic American’s shareholders.  The 2012 Equity Plan, if approved by shareholders, will expire in 2022.

The 2012 Equity Plan is intended to attract and retain non-employee directors, consultants, officers and other employees of Atlantic American and its subsidiaries and to provide those persons with incentives and rewards for performance.

A summary description of the 2012 Equity Plan is set forth below.  The summary is not intended to be exhaustive and is qualified in its entirety by reference to the terms of the 2012 Equity Plan, a copy of which is attached to this proxy statement as Appendix A.

Plan Highlights

The 2012 Equity Plan authorizes the granting of equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and other awards for the purpose of providing Atlantic American’s non-employee directors, consultants, officers and other employees incentives and rewards for superior performance.  Some of the key features of the 2012 Equity Plan are set forth below.

Administration.  The 2012 Equity Plan will be administered by the Stock Option and Compensation Committee of Atlantic American’s board of directors (referred to in this section as the “Committee”).  The Committee may delegate its authority under the 2012 Equity Plan to a subcommittee.

Plan Limits.  Total awards under the 2012 Equity Plan are limited to 2,000,000 shares (the “Authorized Plan Aggregate”) of Atlantic American’s common stock, par value $1.00 per share (the “common stock”).  The 2012 Equity Plan also provides that:

•
the aggregate number of shares of common stock actually issued or transferred upon the exercise of incentive stock options (“ISOs”) granted under the 2012 Equity Plan will not exceed the Authorized Plan Aggregate;

•
the number of shares of common stock issued as restricted stock, RSUs, performance shares, performance units and other awards (after taking into account any forfeitures and cancellations) under the 2012 Equity Plan will not, during the term of the 2012 Equity Plan, in the aggregate exceed 1,000,000 shares of common stock;

•	no participant will be granted stock options or SARs under the 2012 Equity Plan, in the aggregate, for more than 400,000 shares of common stock during any calendar year; and
•
no participant will be granted awards of restricted stock, RSUs, performance shares or other awards under the 2012 Equity Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), in the aggregate, for more than 250,000 shares of common stock during any calendar year; and

•
no participant during any calendar year will be granted awards of performance units under the 2012 Equity Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, with a maximum value of more than $1,000,000 as of their respective dates of grant.

No Repricing.  Atlantic American  has never repriced underwater stock options or SARs, and repricing of options and SARs is prohibited without shareholder approval under the 2012 Equity Plan.

Other Features.

•	The 2012 Equity Plan provides that no stock options or SARs will be granted with an exercise or base price less than the fair market value of the common stock on the date of grant.
•
The 2012 Equity Plan is designed to allow awards to qualify as qualified performance-based compensation under Section 162(m) of the Code.  For awards to qualify as qualified performance-based compensation, the 2012 Equity Plan’s material terms must be approved by Atlantic American’s shareholders.

Summary of the Plan

Shares Available Under the 2012 Equity Plan.  Subject to adjustment as provided in the 2012 Equity Plan, the number of shares of common stock that may be issued or transferred upon the exercise of stock options or SARs, in payment of restricted stock and released from substantial risks of forfeiture, in payment of RSUs, in payment of performance shares or performance units that have been earned, as awards to non-employee directors, as other awards, or in payment of dividend equivalents paid for awards made under the 2012 Equity Plan will not exceed the Authorized Plan Aggregate.  These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Shares of common stock covered by an award granted under the 2012 Equity Plan will not be counted as used unless and until they are actually issued and delivered to a participant.  The total number of shares available under the 2012 Equity Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under the 2012 Equity Plan, any shares of common stock that were covered by that award will be available for issue or transfer.  Upon the payment of any option price by the transfer to the Company of shares of common stock or upon satisfaction of any withholding amounts by means of transfer or relinquishment of shares of common stock, there shall be deemed to have been issued or transferred under the Plan only the net number of shares of common stock actually issued or transferred by the Company.  If, under the 2012 Equity Plan, a participant has elected to give up the right to receive compensation otherwise payable in cash in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the Authorized Plan Aggregate or any of the other share limits.

Eligibility.  Atlantic American’s officers and other employees, the officers and other employees of Atlantic American’s subsidiaries, Atlantic American’s non-employee directors and consultants and any person who has agreed to commence serving in any of those capacities (other than as an Atlantic American  non-employee director) within 90 days of the date of grant may be selected by the Committee to receive benefits under the 2012 Equity Plan. Approximately 90 employees (not including officers), 30 officers, and 6 non-employee directors qualify to participate in the 2012 Equity Plan. The Committee will determine which persons will receive awards and the number of shares subject to such awards.

Stock Options.  Atlantic American may grant stock options (either ISOs or non-qualified stock options, or a combination of ISOs and non-qualified stock options) that entitle the optionee to purchase shares of common stock at a price not less than market value per share at the date of grant. ISOs may only be granted to participants qualifying as employees under the Code.  The closing market price of Atlantic American’s shares of common stock, as reported on the Nasdaq Global Select Market on March 23, 2012 was $2.80 per share. The option price is payable in cash, check or wire transfer at the time of exercise, by the transfer to Atlantic American of shares of common stock owned by the participant and having a value at the time of exercise equal to the option price, by a combination of such payment methods, or by such other method as may be approved by the Committee.

Stock options will be evidenced by an award agreement containing such terms and provisions, consistent with the 2012 Equity Plan, as the Committee may approve. No stock option may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with Atlantic American or any subsidiary that is necessary before the stock options become exercisable.

        Successive grants may be made to the same participant whether or not stock options previously granted remain unexercised.  Dividend equivalents may be paid on stock options.

SARs.  A SAR is a right, exercisable by the surrender of a related stock option (if granted in tandem with stock options) or by itself (if granted as a free-standing SAR), to receive from Atlantic American an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price (or option exercise price if a tandem SAR) and the value of the shares of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid by Atlantic American  in cash, in shares of common stock, or in any combination of the two, and that the amount payable may not exceed a maximum specified by the Committee at the date of grant.

SARs will be evidenced by an award agreement containing such terms and provisions, consistent with the 2012 Equity Plan, as the Committee may approve.  Any grant of a tandem SAR will provide that it may be exercised only at a time when the related stock option is also exercisable, at a time when the spread is positive, and by surrender of the related stock option for cancellation.  Successive grants of a tandem SAR may be made to the same participant regardless of whether any tandem SARs previously granted to the participant remain unexercised.  Each grant will specify in respect of each free-standing SAR a base price that will be equal to or greater than the market value per share on the date of grant. Successive grants may be made to the same participant regardless of whether any free-standing SARs previously granted to the participant remain unexercised. No free-standing SAR granted under the 2012 Equity Plan may be exercised more than 10 years from the date of grant.

Any grant of a SAR may specify waiting periods before exercise and permissible exercise dates or periods.  In addition, each grant may specify the period of continuous service with Atlantic American  or any subsidiary that is necessary before the SARs become exercisable.  Any grant of a SAR may also specify Management Objectives (defined below) that must be achieved as a condition to exercise such rights.  Dividend equivalents may be paid on SARs.

Restricted Stock.  A grant of restricted stock involves the immediate transfer by Atlantic American to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares.  The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value at the date of grant, as the Committee may determine.  Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period.  Grants of restricted stock will be evidenced by an award agreement containing such terms and provisions, consistent with the 2012 Equity Plan, as the Committee may approve.  Any grant or sale of restricted stock may require that any or all dividends or other distributions paid with respect to the restricted stock during the period of restriction be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award.  However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

RSUs.  A grant of RSUs constitutes an agreement by Atlantic American to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Committee may specify. The Committee may, at the date of grant, authorize the payment of dividend equivalents on RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. However, dividends or other distributions on shares of common stock underlying RSUs with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingently upon the achievement of the applicable Management Objectives.

RSUs will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2012 Equity Plan, as the Committee may approve.  Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by such participant that is less than the market value per share at the date of grant.  Each grant or sale of RSUs will also specify the time and manner of payment of the RSUs that have been earned and will specify that the amount payable with respect to such grant will be paid by the Company in shares of common stock or cash or a combination of the two.

Performance Shares and Performance Units. A performance share is the equivalent of one share of common stock and a performance unit is the equivalent of $1.00 or such other value as may be determined by the Committee. A participant may be granted any number of performance shares or performance units, subject to the limitations described above. The participant will be given one or more Management Objectives to meet within a specified period (the “Performance Period”).

To the extent earned, performance shares or performance units will be paid to the participant at the time and in the manner determined by the Committee. Any grant may specify that the amount payable with respect thereto may be paid by us in cash, shares of common stock, shares of restricted stock, RSUs or any combination of the foregoing, and that the amount payable may not exceed a maximum specified by the Committee at the date of grant. The Committee may, at the date of grant of performance shares, provide for the payment of dividend equivalents to the participant either in cash or in additional shares of common stock, subject in all cases to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Performance shares and performance units will be evidenced by an award agreement containing such terms and provisions, consistent with the 2012 Equity Plan, as the Committee may approve.  Each grant will specify the number of performance shares or performance units to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. However, no adjustment will be made in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with the death or disability of the participant or a change in control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Awards to Non-Employee Directors.  Non-employee directors may receive stock options, SARs or other awards and may also receive grants of shares of common stock, restricted stock or RSUs. Each grant of an award to a non-employee director will be upon such terms and conditions as will be evidenced by an award agreement. Such awards will not be required to be subject to any minimum vesting period, and will be evidenced by an evidence of award in such form as will be approved by the Committee.  Each grant will specify in the case of stock option, an option price per share, and in the case of a free-standing SAR, a base price per share, each of which will not be less than the market value per share on the date of grant. Each stock option and free-standing SAR granted under the 2012 Equity Plan to a non-employee director will expire not more than 10 years from the date of grant and will be subject to earlier termination as provided in the 2012 Equity Plan. Non-employee directors may be awarded, or may elect to receive, all or any portion of their annual retainer, meeting fees or other fees in shares of common stock, restricted stock, RSUs or other awards under the 2012 Equity Plan in lieu of cash.

Other Awards.  The Committee may grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation,

•	convertible or exchangeable debt securities;
•	other rights convertible or exchangeable into shares of common stock;
•	purchase rights for shares of common stock;
•
awards with value and payment contingent upon Atlantic American’s performance or that of specified subsidiaries, affiliates or other business units of Atlantic American or any other factors designated by the Committee; and

•
awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of Atlantic American.

The Committee will determine the terms and conditions of the other awards.  The Committee will determine the terms and conditions by which the shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased.

The Committee may grant shares of common stock as a bonus, or may grant other awards in lieu of Atlantic American’s obligation or any of its subsidiaries’ obligation to pay cash or deliver other property under the 2012 Equity Plan or under other plans or compensatory arrangements.

Treatment of Awards upon Certain Events. Any award agreement may provide for the earlier vesting of the award in the event of the retirement, death or disability of the participant or in the event of a change in control.

Management Objectives.  The Committee may establish “Management Objectives” for purposes of performance shares, performance units, stock options, SARs, restricted stock, RSUs, dividend credits or other awards. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of any subsidiary, division, department, region, function or other organizational unit within the Company or subsidiary by which the participant is employed. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organization units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves.  The Committee may grant awards subject to Management Objectives that may or may not be intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.  The Management Objectives applicable to any award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code to a “covered employee,” within the meaning of 162(m) of the Code, will be based on one or more, or a combination, of the following criteria:

•
Profits (e.g., operating income, underwriting income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured or subject to GAAP definition);

•
Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

•	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);
•	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);
•
Premium Growth, Underwriting Margin Growth, Cost Initiative and Stock Price Metrics (e.g., premiums earned, total revenues, revenue growth, underwriting margin and underwriting margin growth, stock price appreciation, and total return to shareholders); and

•
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Committee determines that a change in the business, operations, corporate structure or Atlantic American’s capital structure, or the manner in which Atlantic American conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of an award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with a change in control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such award.

Administration.  The Committee has the authority to administer the 2012 Equity Plan, and may, from time to time, delegate all or any part of its authority under the 2012 Equity Plan to a subcommittee of the Committee.  The Committee may delegate certain administrative duties to one or more of Atlantic American’s officers, agents or advisors, and in the case of Atlantic American’s officers delegate the authority by which the delegated individual may:

•	designate employees to receive awards under the 2012 Equity Plan; and
•	determine the size of any such awards.

However, the Committee may not delegate such responsibilities to any such officer for awards granted to an employee who is a Section 16 officer, director, or more than 10% beneficial owner as determined by the Committee in accordance with Section 16 of the Securities Exchange Act of 1934.  The resolution providing for such authorization must set forth the total number of shares of common stock any delegated officer may grant and the officer must report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the delegated authority.

Amendments.  The board of directors may at any time and from time to time amend the 2012 Equity Plan in whole or in part. However, an amendment to the 2012 Equity Plan will be subject to shareholder approval if the amendment would:

•	materially increase the benefits accruing to participants under the 2012 Equity Plan;
•	materially increase the number of securities which may be issued under the 2012 Equity Plan;
•	materially modify the requirements for participation in the 2012 Equity Plan; or
•	need to be approved by Atlantic American’s shareholders in order to comply with applicable law or the rules of the Nasdaq Stock Market (or Atlantic American’s applicable securities exchange).

If permitted by Section 409A of the Code and Section 162(m) of the Code, in the case of termination of the employment of a participant by reason of death, disability, or retirement or in the event of a change in control, the Committee may accelerate the time at which:

•	an option or SAR may be exercised;
•	the restrictions for restricted stock, RSUs or other awards may lapse; or
•	the performance requirements for performance shares and performance units may be deemed achieved.

The board of directors may, in its discretion, terminate the 2012 Equity Plan at any time. Termination of the 2012 Equity Plan will not affect the rights of participants or their successors under any outstanding awards and not exercised in full on the date of termination.

No Repricing of Stock Options or SARs.  Except in connection with certain corporate transactions or events described in the 2012 Equity Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding stock options or the base price of outstanding SARs, or cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with an option price or base price, as applicable, that is less than the option price of the original stock options or base price of the original SARs, as applicable, without shareholder approval.  This restriction is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments in connection with certain corporate transactions provided for in the 2012 Equity Plan.

Detrimental Activity and Recapture Provisions.  Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to Atlantic American of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee, if a participant, either during employment by Atlantic American  or a subsidiary or within a specified period after termination of such employment, engages in any detrimental activity (as defined in the 2012 Equity Plan).  In addition, any award agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to Atlantic American  of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Securities Exchange Act of 1934 and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the common stock may be traded.

Transferability.  Except as otherwise determined by the Committee, generally, no stock option, SAR, share of restricted stock, RSU, performance share, performance unit or other award granted under the 2012 Equity Plan will be transferable by the participant except by will or the laws of descent and distribution, and in no event will any such award granted under the 2012 Equity Plan be transferred for value.

Withholding Taxes.  To the extent Atlantic American is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2012 Equity Plan, and the amounts available to Atlantic American for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Atlantic American for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.  If a participant’s benefit is to be received in the form of shares of common stock, and the participant fails to make arrangements for the payment of tax, Atlantic American will withhold such shares of common stock having a value equal to the amount required to be withheld.  Notwithstanding the foregoing, when a participant is required to pay Atlantic American  an amount required to be withheld under applicable income and employment tax laws, the participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the participant, shares of common stock having a value equal to the amount required to be withheld (except in the case of restricted stock where an election under Section 83(b) of the Code has been made), or by delivering to Atlantic American other shares of common stock held by the participant.  The shares used for tax withholding will be valued at an amount equal to the market value per share of such shares of common stock on the date the benefit is to be included in the participant’s income.  In no event will the market value of the shares of common stock to be withheld and delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

Adjustments.  The Committee will make or provide for such adjustments in the numbers of shares of common stock covered by outstanding awards granted under the 2012 Equity Plan and, if applicable, in the number of shares of common stock covered by other awards, in the option price and base price provided in outstanding stock options and SARs, and in the kind of shares covered by the awards as the Committee may determine is equitably required to prevent dilution or enlargement of the rights of participants or optionees that otherwise would result from:

•	any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Atlantic American;

•
any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or

•	any other corporate transaction or event having an effect similar to these events or transactions.

In the event of any such transaction or event or in the event of a change in control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2012 Equity Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

In addition, for each stock option or SAR with an option price or base price greater than the consideration offered in connection with any such transaction or event or change in control, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will also make adjustments in the total number of shares available under the 2012 Equity Plan and any other share limits under the 2012 Equity Plan as the Committee may determine is appropriate to reflect any transaction or event described above.  However, any adjustment to the number of ISOs that may be granted under the 2012 Equity Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Effective Date and Termination.  The 2012 Equity Plan will be effective as of the date it is approved by our shareholders.  No grant will be made under the 2012 Equity Plan more than 10 years after its effective date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the 2012 Equity Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2012 Equity Plan based on federal income tax laws in effect on January 1, 2012. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Stock Options.  In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted stock received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.  No income generally will be recognized upon the award of RSUs. The recipient of a RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

Tax Consequences to Atlantic American or a Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, Atlantic American or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

Atlantic American intends to file a registration statement on Form S-8 relating to the issuance of shares of Common Stock under the 2012 Equity Plan with the SEC pursuant to the Securities Act of 1933 as promptly as practicable after the shareholder approval thereof.

New Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2012 Equity Plan because the grant and actual pay-out of awards under the 2012 Equity Plan is discretionary.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2011, the number of securities to be issued upon exercise of presently outstanding options, warrants and rights, the weighted average exercise price thereof and the number of securities remaining available for future issuance under the Company’s current equity compensation plans:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	231,000	$1.68	2,666,406
Equity compensation plans not approved by security holders (1)	-	-	-
Total	231,000	$1.68	2,666,406

(1) All the Company’s equity compensation plans have been approved by the Company’s shareholders.

3. RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is required by law and applicable NASDAQ Rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm. The Audit Committee has appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. While shareholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the selection of BDO to the shareholders for ratification. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative from BDO is expected to be present at the Meeting and will have the opportunity to make any statement if such representative desires to do so, and, if present, will be available to respond to appropriate questions.

Amounts paid to, or billed by, the Company’s principal accountant, during the two most recent fiscal years by category were as follows:

Audit Fees

The Company has paid or expects to pay BDO approximately $310,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2011 and the reviews of the interim financial statements included in our quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2011. The Company paid BDO $310,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2010 and the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2010.

Audit - Related Fees

During the fiscal year ended December 31, 2011, the Company engaged BDO to audit the December 31, 2010 financial statements of The Atlantic American 401(k) Retirement Plan (the “Plan”). Audit-related fees paid to BDO for the Plan audit were $26,000. During the fiscal year ended December 31, 2010, the Company paid BDO $25,061 in audit-related fees for the audit of the December 31, 2009 financial statements of the Plan.

Tax Fees

There were no tax fees paid to BDO in either 2011 or 2010.

All Other Fees

BDO did not provide any other category of products or services to the Company during the fiscal years ended December 31, 2011 or 2010 and, accordingly, no other fees were paid thereto in either 2011 or 2010.

The Audit Committee considers whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence. All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be, and for 2011 and 2010 were, approved in advance by the Audit Committee. Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) and as permitted by Securities and Exchange Commission rules, the Audit Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Audit Committee at its next meeting.

The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels. With respect to requests to provide specifically enumerated services not specifically pre-approved pursuant to such general grant, such requests must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request is consistent with Securities and Exchange Commission rules on auditor independence. Such requests must also be specific as to the nature of the proposed service, the proposed fee and any other details the Audit Committee may request.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, from Delta Life Insurance Company, a corporation in which Mr. Robinson, the Company’s controlling shareholder and current Chairman Emeritus (who is not standing for reelection at the Meeting), owns 54% of the stock, with the remainder being owned by Mrs. Robinson directly and as trustee for her children. Under the terms of the lease, the Company pays annual rent of approximately $0.5 million, plus a pro rata share of all real estate taxes, general maintenance and service expenses and insurance costs with respect to the office building and related facilities. The terms of the lease are believed by management of the Company to be comparable to terms that could be obtained by the Company from unrelated parties for comparable rental property. During 2011 and 2010, the Company paid approximately $0.9 million and $0.8 million, respectively, to Delta Life Insurance Company under the terms of the lease.

The Company has outstanding 70,000 shares of its Series D preferred stock, par value $1.00 per share (the “Series D Preferred Stock”), all of which is owned by Delta Life Insurance Company, a corporation controlled by the Robinsons, as described above. The outstanding shares of Series D Preferred Stock have a stated value of $100 per share; accrue annual dividends at a rate of $7.25 per share (payable in cash or shares of the Company’s common stock at the option of the board of directors of the Company) and are cumulative; in certain circumstances may be convertible into an aggregate of approximately 1,754,000 shares of Common Stock, subject to certain adjustments and provided that such adjustments do not result in the Company issuing more than approximately 2,703,000 shares of common stock without obtaining prior shareholder approval; and are redeemable solely at the Company’s option. The Series D Preferred Stock is not currently convertible. During 2010, the Company paid $0.5 million in Series D Preferred Stock dividends. As of December 31, 2011 and 2010, the Company had accrued, but unpaid, dividends, on the Series D Preferred Stock of $0.5 million and $22,556, respectively.  The 2011 Series D Preferred Stock dividend of $0.5 million was paid in January 2012.

OTHER BUSINESS

Management of the Company knows of no matters other than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the next annual meeting of shareholders must be received by the Company no later than November 30, 2012, in order to be considered for inclusion in the proxy statement for the 2013 annual meeting of shareholders. Any such proposal should be addressed to the Company’s President and mailed to 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000. In accordance with the rules of the Securities and Exchange Commission, if the shareholder has not given a notice of a proposal to the Company by February 13, 2013, the persons appointed as proxies for the 2013 annual meeting of shareholders may exercise discretionary authority to vote on any such shareholder proposal.

Appendix A

ATLANTIC AMERICAN CORPORATION

2012 EQUITY INCENTIVE PLAN

1.             Purpose.  The purpose of this Atlantic American Corporation 2012 Equity Incentive Plan is to attract and retain non-employee Directors, consultants, officers and other employees of Atlantic American Corporation, a Georgia corporation, and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2.             Definitions.  As used in this Plan,

(a)            “Appreciation Right” means a right granted pursuant to Section 5 or Section 9 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b)            “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(c)            “Board” means the Board of Directors of the Company.

(d)            “Committee” means a committee of the Board designated by the Board to administer this Plan pursuant to Section 11 of this Plan consisting solely of not less than two Non-Employee Directors, initially the Company’s Stock Option and Compensation Committee.

(e)            “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)             “Common Stock” means shares of common stock, $1.00 par value per share, or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(g)            “Company” means Atlantic American Corporation, a Georgia corporation.

(h)            “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i)             “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 10 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 10 of this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(j)             “Detrimental Activity” means:

(i)
Engaging in any activity as an employee, principal, agent, or consultant for another entity that competes, directly or indirectly, with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct or indirect responsibility during the last two years of his or her employment with, or having acted as a consultant to, the Company or a Subsidiary (or such other period specified in an Evidence of Award), in any territory in which the Company or a Subsidiary sells, markets, services, or utilizes such product, service, or system, or engages in such business activity (or any portion of such territory or such other territory specified in the Evidence of Award).

(ii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iii)
The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company or its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a director of or consultant for the Company or its Subsidiaries.

(iv)
The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by, or while consulting with, the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(v)	Activity that results in Termination for Cause. For the purposes of this Section, “Termination for Cause” will mean a termination:

(A)	due to the Participant’s willful and continuous gross neglect of his or her duties for which he or she is employed; or

(B)
due to an act of dishonesty on the part of the Participant resulting or intended to result, directly or indirectly, in his or her gain for personal enrichment at the expense of the Company or a Subsidiary.

(vi)
Any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary unless the Participant acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

(k)            “Director” means a member of the Board.

(l)             “Effective Date” means the date this Plan is approved by the shareholders of the Company.

(m)           “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan.  An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n)            “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o)            “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is not granted in tandem with an Option Right.

(p)            “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(q)            “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits or other awards pursuant to this Plan.  Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region, function or other organizational unit within the Company or Subsidiary in which the Participant is employed.  The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves.  The Committee may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards.  The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following metrics:

(i)
Profits (e.g., operating income, underwriting income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be, but are not required to be, measured or subject to GAAP definition);

(ii)
Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(iv)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(v)
Premium Growth, Underwriting Margin Growth, Cost Initiative and Stock Price Metrics (e.g., premiums earned, total revenues, revenue growth, underwriting margin and underwriting margin growth, material margin and material margin growth, stock price appreciation, and total return to shareholders); and

(vi)
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.

(r)             “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the NASDAQ Stock Market or, if the Common Stock is not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred.  If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee.  The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s)            “Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(t)             “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u)            “Option Price” means the purchase price payable on exercise of an Option Right.

(v)            “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 or Section 9 of this Plan.

(w)           “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time a consultant, an officer, or other employee of the Company or any Subsidiary or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each non-employee Director who receives an award under this Plan.  The term “Participant” will also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(x)             “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(y)            “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(z)             “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(aa)           “Plan” means this Atlantic American Corporation 2012 Equity Incentive Plan, as may be amended from time to time.

(bb)          “Qualified Performance-Based Award” means any award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or other awards contemplated under Section 10 of this Plan, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(cc)          “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 or Section 9 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd)          “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 or Section 9 of this Plan.

(ee)          “Restricted Stock Unit” means an award made pursuant to Section 7 or Section 9 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.

(ff)            “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(gg)           “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(hh)          “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 or Section 9 of this Plan that is granted in tandem with an Option Right.

3.             Shares Available Under the Plan.

(a)            Maximum Shares Available Under Plan.

(i)
Subject to adjustment as provided in Section 12 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards to non-employee Directors, (F) as awards contemplated by Section 10 of this Plan, or (G) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 2,000,000.  Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Shares of Common Stock covered by an award granted under this Plan will not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled.  Upon payment in cash of the benefit provided by any award granted under the Plan, any shares of Common Stock that were covered by that award will again be available for issue or transfer hereunder.  Upon the payment of any Option Price by the transfer to the Company of shares of Common Stock or upon satisfaction of any withholding amounts by means of transfer or relinquishment of shares of Common Stock, there shall be deemed to have been issued or transferred under the Plan only the net number of shares of Common Stock actually issued or transferred by the Company.  If, under this Plan, a Participant has elected to give up the right to receive compensation otherwise payable in cash in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate plan share limit described above or any of the share limits described below.

(b)           Life of Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 12 of this Plan,

(i)	the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed the 2,000,000 shares of Common Stock.

(ii)
the number of shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other awards under Section 10 of this Plan (after taking into account any forfeitures and cancellations) will not during the life of the Plan in the aggregate exceed 1,000,000 shares of Common Stock.

(c)           Individual Participant Limits; Other Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan:

(i)	No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 400,000 shares of Common Stock during any calendar year.

(ii)
No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other awards under Section 10 of this Plan, in the aggregate, for more than 250,000 shares of Common Stock during any calendar year.

(iii)
Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive a Qualified Performance Based Award of Performance Units having an aggregate maximum value as of their respective Date of Grants in excess of $1,000,000.

4.             Option Rights.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)           Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.

(c)           Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee.

(d)           To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)           Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)           Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.  A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant, or in the event of a change in control.

(g)           Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights; provided, however, that Option Rights that become exercisable upon the achievement of Management Objectives may not become exercisable sooner than one-year from the Date of Grant.

(h)           Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)           The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis.

(j)           The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(k)           No Option Right will be exercisable more than 10 years from the Date of Grant.

(l)           Each grant of Option Rights will be evidenced by an Evidence of Award.  Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5.             Appreciation Rights.

(a)           The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights.  A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.  Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.  A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)           Each grant of Appreciation Rights may utilize any or all of the authorizations contained in the following provisions:

(i)	Each grant will specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or in any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)
Each grant may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable.  A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights in the event of the retirement, death or disability of a Participant, or in the event of a change in control.

(v)	Appreciation Rights granted under this Plan may provide for dividend equivalents thereon, on either a current or deferred or contingent basis.

(vi)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vii)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(c)           Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.  Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)           Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6.             Restricted Stock.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)           Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or upon achievement of Management Objectives referred to in subparagraph (e) below.

(d)           Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)            Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that, notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant.  Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.  The grant of a Qualified Performance-Based Award of Restricted Stock will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock, the Committee must determine that the Management Objectives have been satisfied.

(f)            Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or in the event of a change in control.

(g)           Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)           Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.  Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7.            Restricted Stock Units.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants.  Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.  Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.  The grant of Qualified Performance-Based Awards of Restricted Stock Units will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock Units or the earning of such Restricted Stock Units, the Committee must determine that the Management Objectives have been satisfied.

(b)           Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)           Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or in the event of a change in control.

(d)           During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividends or other distributions on shares of Common Stock underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e)           Each grant or sale will specify the time and manner of payment of the Restricted Stock Units that have been earned.  Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f)           Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.             Performance Shares and Performance Units.  The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period.  Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)           Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)           The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or in the event of a Change in Control; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such event, the Evidence of Award will specify the time and terms of delivery.

(c)           Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.  The grant of a Qualified Performance-Based Award of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

(d)           Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned.  Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e)           Any grant of Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, shares of Restricted Stock or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)           The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof, either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)           Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.             Awards to Non-Employee Directors.  Subject to the limits set forth in Section 3 of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to non-employee Directors of Option Rights, Appreciation Rights or other awards contemplated by Section 10 of this Plan and may also authorize the grant or sale of shares of Common Stock, Restricted Stock or Restricted Stock Units to non-employee Directors.  Each grant of an award to a non-employee Director will be upon such terms and conditions as approved by the Committee, will not be required to be subject to any minimum vesting period, and will be evidenced by an Evidence of Award in such form as will be approved by the Committee.  Each grant will specify in the case of an Option Right an Option Price per share, and in the case of a Free-Standing Appreciation Right, a Base Price per share, which will not be less than the Market Value per Share on the Date of Grant.  Each Option Right and Free-Standing Appreciation Right granted under the Plan to a non-employee Director will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided.  If a non-employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.  Non-employee Directors, pursuant to this Section 9, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Committee, all or any portion of their annual retainer, meeting fees or other fees in shares of Common Stock, Restricted Stock, Restricted Stock Units or other awards under the Plan in lieu of cash.

10.           Other Awards.

(a)           Subject to applicable law and the limits set forth in Section 3 of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company.  The Committee will determine the terms and conditions of such awards.  Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b)           The Committee may grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(c)           Notwithstanding anything to the contrary contained in this Plan, any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award in the event of the retirement, death or disability of the Participant, or in the event of a change in control.

11.           Administration of the Plan.

(a)           This Plan will be administered by the Committee.  The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof.  To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)           The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of awards under this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.  No member of the Committee shall be liable for any such action or determination made in good faith.

(c)           The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan.  The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee:  (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act, or any Covered Employee; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

12.           Adjustments.  The Committee will make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of Common Stock covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change in control, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or change in control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right.  The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

13.           Detrimental Activity and Recapture Provisions.  Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity.  In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Stock may be traded.

14.           Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

15.           Transferability.

(a)            Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, award contemplated by Section 9 or 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution, and in no event will any such award granted under the Plan be transferred for value.  Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)           The Committee may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16.           Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.  If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Company will withhold such shares of Common Stock having a value equal to the amount required to be withheld.  Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant.  The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such shares of Common Stock on the date the benefit is to be included in Participant’s income.  In no event will the Market Value per Share of the shares of Common Stock to be withheld and delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.  Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17.           Compliance with Section 409A of the Code.

(a)           To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)           Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)            If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)           Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.           Amendments.

(a)           The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of shares of Common Stock which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the shares of Common Stock are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b)           Except in connection with a corporate transaction or event described in Section 12 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval.  This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan.

(c)           If permitted by Section 409A of the Code and Section 162(m) of the Code, but subject to the paragraph that follows, in the case of termination of employment by reason of death, disability or retirement, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 or 10 subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

Subject to Section 18(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.  In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award.  Subject to Section 12 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19.           Governing Law.  This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Georgia.

20.           Effective Date/Termination.  This Plan will be effective as of the Effective Date. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.           Miscellaneous Provisions.

(a)           The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan.  The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)           This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)           To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right.  Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)           No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)           Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)           No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)           The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)           Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code.  The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)             If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

VOTE BY INTERNET
QUICK ««« EASY ««« IMMEDIATE

ATLANTIC AMERICAN CORPORATION

As a shareholder of Atlantic American Corporation, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 P.M., Eastern Time, on April 30, 2012.

Vote Your Proxy on the Internet:		Vote Your Proxy by Mail:

Go to www.cstproxyvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND "FOR" ALL OTHER PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Please mark your votes like this	☒

	FOR all nominees	WITHHOLD AUTHORITY for all nominees		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:	☐	☐	2. TO APPROVE THE COMPANY’S 2012 EQUITY INCENTIVE PLAN.	☐	☐	☐

FOR, except (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

				FOR	AGAINST	ABSTAIN
01 Hilton H. Howell, Jr.	04 Samuel E. Hudgins	07 William H. Whaley, M.D.	3. TO RATIFY THE APPOINTMENT OF	☐	☐	☐
02 Edward E. Elson	05 Harriett J. Robinson	08 Dom H. Wyant	BDO USA, LLP.
03 Robin R. Howell	06 Scott G. Thompson
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Dated:	, 2012
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

Proxy Solicitation on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders to be Held on May 1, 2012

The undersigned hereby appoints Hilton H. Howell, Jr. and John G. Sample, Jr., or either of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned’s behalf at the Annual Meeting of Shareholders of Atlantic American Corporation, to be held at 9:00 A.M., Eastern Time, on May 1, 2012, at the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED ON THE REVERSE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

(Continued, and to be marked, dated and signed, on the other side)